Exhibit 10.4

Exhibit B – Final Form

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is dated as of [•] (the “Effective Date”), by and among Critical Metals Corp., a BVI business company incorporated in the British Virgin Islands (“PubCo”), European Lithium Limited, an Australian Public Company limited by shares (“EUR”), Sizzle Acquisition Corp., a Delaware corporation (“SPAC”), VO Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), and each of the persons listed under the heading “Holders” on the signature pages attached hereto (together with EUR and the Sponsor, the “Holders,” and each (including EUR and the Sponsor) individually, a “Holder”).

RECITALS

WHEREAS, certain of the Holders previously entered into that certain Registration Rights Agreement dated as of November 3, 2021 (the “Initial Agreement”);

WHEREAS, pursuant to the Initial Agreement, SPAC granted certain registration rights with respect to, among other things, certain shares of SPAC’s common stock, par value $0.0001 per share;

WHEREAS, PubCo has entered into that certain Agreement and Plan of Merger, dated as of October 24, 2022 (the “Merger Agreement”), by and among PubCo, SPAC, EUR, European Lithium AT (Investments) Limited, a BVI business company incorporated in the British Virgin Islands and a direct, wholly-owned subsidiary of EUR (the “Company”), and Project Wolf Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of PubCo (“Merger Sub”), pursuant to which, (i) immediately prior to the Effective Time (as defined in the Merger Agreement), EUR will transfer its equity securities in the Company to PubCo in exchange for PubCo Shares, and (ii) at the Effective Time (as defined in the Merger Agreement), Merger Sub will merge with and into SPAC (the “Merger”), with SPAC continuing as the surviving company after the Merger, as a result of which SPAC will become a direct, wholly-owned subsidiary of PubCo;

WHEREAS, in connection with the closing of the transactions described above and upon entry into this Agreement, the parties to the Initial Agreement desire to terminate the Initial Agreement and all rights and obligations created pursuant thereto will be terminated; and

WHEREAS, in connection with the foregoing, PubCo and the Holders now desire to execute this Agreement, with effect as of the Effective Date, to replace the Initial Agreement and to set forth the further rights and obligations created hereby.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions

As used in this Agreement, the following terms shall have the meanings indicated:

“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, another Person. The term “control” and its derivatives with respect to any Person mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Block Trade” has the meaning set forth in Section 2.3(a).

“Block Trade Notice” has the meaning set forth in Section 2.3(a).

“Board” means the board of directors of PubCo.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York and Delaware are authorized to close for business, excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York and Delaware are generally open for use by customers on such day.

“Company” has the meaning set forth in the recitals to this Agreement.

“Effective Date” has the meaning set forth in the Preamble.

“EUR” has the meaning set forth in the Preamble.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Form F-1 Shelf” has the meaning set forth in Section 2.1(a).

“Form F-3 Shelf” has the meaning set forth in Section 2.1(a).

“General Disclosure Package” has the meaning set forth in Section 7.1(i).

“Holder” or “Holders” has the meaning set forth in the Preamble.

“Immediate Family Member” shall mean each Person that is related by blood or current or former marriage, domestic partnership or adoption (including parents, children, legally adoptive relationships, in-laws and step relations), in each case that is not more remote than a first cousin.

“Indemnified Party” has the meaning set forth in Section 7.3.

“Indemnifying Party” has the meaning set forth in Section 7.3.

“Initial Agreement” has the meaning set forth in the recitals to this Agreement.

“Initiating Holder” has the meaning set forth in Section 3.2.

“Lock-Up Agreement” has the meaning set forth in Section 6.5.

“Merger” has the meaning set forth in the recitals to this Agreement.

“Merger Agreement” has the meaning set forth in the recitals to this Agreement.

“Merger Sub” has the meaning set forth in the recitals to this Agreement.

“Minimum Amount” has the meaning set forth in Section 2.1(c).

“Opt-Out Notice” has the meaning set forth in Section 4.1.

“Permitted Transferee” shall mean, (i) with respect to any Person that is not an individual, any Affiliate of such Person, (ii) with respect to any Person that is an investment fund, vehicle or similar entity, (x) any other investment fund, vehicle or similar entity of which such Person or an Affiliate, advisor or manager of such Person serves as the general partner, manager or advisor and (y) any direct or indirect limited partner or investor in such investment fund, vehicle or similar entity or any direct or indirect limited partner or investor in any other investment fund, vehicle or similar entity of which such Person or an Affiliate, advisor or manager of such Person serves as the general partner, manager or advisor and (iii) with respect to any Person who is an individual, (w) by gift to an Immediate Family Member of such individual, (x) any successor by death or pursuant to any qualified domestic relations order, (y) any trust, partnership, limited liability company or similar entity solely for the benefit of such individual or such individual’s spouse or lineal descendants, provided that such individual acts as trustee, general partner or managing member and retains the sole power to direct the voting and disposition of the transferred Registrable Shares or (z) a nominee or custodian of a Person to whom a transfer would be permissible under this clause (iii).

“Person” shall mean any individual, corporation, partnership, limited liability company, association, joint venture, an association, a joint stock company, trust, unincorporated organization, governmental or political subdivision or agency, or any other entity of whatever nature.

“Piggyback Registration Statement” has the meaning set forth in Section 3.1.

“PubCo” has the meaning set forth in the Preamble.

“Registrable Shares” shall mean, with respect to any Holder, the Shares held by such Holder in PubCo or any successor to PubCo (including Shares acquired on or after the Effective Date or issuable upon the exercise, conversion, exchange or redemption of any other security therefor), excluding any such Shares that (i) have been sold, transferred, exchanged or otherwise disposed of in accordance with a Registration Statement, or have been sold pursuant to Rule 144 (“Rule 144”) or Rule 145 (or any successor provisions) under the Securities Act or in any other transaction in which the recipient does not receive “restricted securities” (as that term is defined for purposes of Rule 144), (ii) have been transferred to a transferee that has not agreed in writing and for the benefit of PubCo to be bound by the terms and conditions of this Agreement, (iii) have ceased to be outstanding or (iv) have ceased to be of a class of securities of PubCo that is listed and traded on a recognized national securities exchange or automated quotation system. Notwithstanding the foregoing, with respect to any Holder, such Holder’s Shares shall not constitute Registrable Shares if all of such Holder’s Shares (together with any Shares held by Affiliates of such Holder) are eligible for immediate sale in a single transaction pursuant to Rule 144 (or any successor provision) with no volume or other restrictions or limitations under Rule 144 (or any such successor provision).

“Registration Expenses” shall mean all expenses incurred in connection with the preparation, printing and distribution of any Registration Statement and Prospectus and all amendments and supplements thereto, and any and all expenses incident to the performance by PubCo of its registration obligations pursuant to this Agreement, as follows: (i) all registration, qualification and filing fees; (ii) all fees and expenses associated with a required listing of the Registrable Shares on any securities exchange or market; (iii) fees and expenses with respect to filings required to be made with the Nasdaq stock exchange (or such other securities exchange or market on which the Shares are then listed or quoted) or FINRA; (iv) fees and expenses of compliance with securities or “blue sky” laws; (v) fees and expenses related to registration in any non-U.S. jurisdictions, as applicable; (vi) fees and disbursements of counsel for PubCo and fees and expenses for independent certified public accountants retained by PubCo (including the expenses of any comfort letters, costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters, and expenses of any special audits incident to or required by any such registration); (vii) all internal expenses of PubCo (including all salaries and expenses of its officers and employees performing legal or accounting duties); (viii) the fees and expenses of any Person, including special experts, retained by PubCo in connection with the preparation of any Registration Statement; (ix) printer, messenger, telephone and delivery expenses; and (x) the reasonable fees and disbursements of one law firm (as selected by EUR, if participating in such registration or offering, or the Holders of a majority of the Registrable Shares participating in such registration or offering, if EUR is not participating in such registration or offering) not to exceed $30,000 without the consent of PubCo.

“Registration Statement” and “Prospectus” refer, as applicable, to any registration statement that covers Registrable Shares pursuant to the provisions of this Agreement, including the prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shares” means shares of the PubCo’s ordinary shares, par value $0.001 per share.

“Shelf” shall mean the Form F-1 Shelf, the Form F-3 Shelf or any Subsequent Shelf Registration, as the case may be.

“Shelf Registration” shall mean a registration of securities pursuant to a registration statement filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Subsequent Shelf Registration” has the meaning set forth in Section 2.1(b).

“SPAC” has the meaning set forth in the Preamble.

“Sponsor” has the meaning set forth in the Preamble.

“Suspension Event” has the meaning set forth in Section 5.1.

“Takedown Holder” has the meaning set forth in Section 2.1(c).

“Takedown Offer Notice” has the meaning set forth in Section 2.1(d).

“Takedown Request Notice” has the meaning set forth in Section 2.1(d).

“Underwritten Shelf Takedown” has the meaning set forth in Section 2.1(c).

SECTION 2. REGISTRATIONS AND OFFERINGS

2.1 Shelf Registration

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(a) PubCo shall submit or file within 45 days of the Closing Date (as defined in the Merger Agreement), and use commercially reasonable efforts to cause to be declared effective as soon as practicable thereafter, a Registration Statement for a Shelf Registration on Form F-1 or any similar long-form registration statement that may be available at such time (the “Form F-1 Shelf”) or, if PubCo is eligible to use a Registration Statement on Form F-3, a Shelf Registration on Form F-3 (the “Form F-3 Shelf”), in each case, covering the resale of all the Registrable Shares (determined as of two Business Days prior to such filing) on a delayed or continuous basis. Such Shelf shall provide for the resale of the Registrable Shares included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder therein. PubCo shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Shares. In the event PubCo files a Form F-1 Shelf, PubCo shall use its commercially reasonable efforts to convert the Form F-1 Shelf (and any Subsequent Shelf Registration) to a Form F-3 Shelf as soon as practicable after PubCo is eligible to use Form F-3.

(b) If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Shares are still outstanding, PubCo shall, subject to Section 5, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspecting the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all Registrable Shares (determined as of two Business Days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration is filed, PubCo shall use commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if PubCo is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Shares. Any such Subsequent Shelf Registration shall be on Form F-3 to the extent that PubCo is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form.

(c) At any time and from time to time after the effectiveness of a Shelf Registration, any Holder with Registrable Shares included on such Shelf Registration (a “Takedown Holder”) may request to sell all or any portion of its Registrable Shares included thereon in an underwritten offering that is registered pursuant to such Shelf Registration (an ”Underwritten Shelf Takedown”); provided that PubCo shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include Registrable Shares proposed to be sold by the Takedown Holder, either individually or together with other Takedown Holders, with an anticipated aggregate offering price, before deduction of underwriting discounts and commissions, of at least $75 million (the “Minimum Amount”). Notwithstanding the foregoing, PubCo is not obligated to effect (i) more than an aggregate of two Underwritten Shelf Takedowns pursuant to this Section 2.1 in any 12-month period, (ii) more than an aggregate of four Underwritten Shelf Takedowns pursuant to this Section 2.1 in total, or (iii) an Underwritten Shelf Takedown pursuant to this Section 2.1 within 90 days after the closing of any public offering of Shares by PubCo.

(d) Any requests for an Underwritten Shelf Takedown shall be made by giving written notice to PubCo (a “Takedown Request Notice”). The Takedown Request Notice shall specify the approximate number of Registrable Shares to be sold in the Underwritten Shelf Takedown. Within five Business Days after receipt of any Takedown Request Notice, PubCo shall give written notice of the requested Underwritten Shelf Takedown (the “Takedown Offer Notice”) to all other Holders and, subject to the provisions of Section 2.1(e) hereof, shall include in the Underwritten Shelf Takedown all Registrable Shares with respect to which PubCo has received written requests for inclusion therein within five days after sending the Takedown Offer Notice.

(e) Notwithstanding any other provision of this Section 2.1, if the underwriter advises PubCo that in the opinion of such underwriter, the distribution of all of the Registrable Shares requested to be sold in an Underwritten Shelf Takedown would materially and adversely affect the distribution of all of the securities to be underwritten, then (i) PubCo shall deliver to the participating Holders a copy of such underwriter’s opinion, which opinion shall be in writing and shall state the reasons for such opinion, and (ii) the number of Registrable Shares that may be included in such Underwritten Shelf Takedown shall be allocated (A) first, to the Holders electing to sell their Registrable Shares, on a pro rata basis based on the relative number of Registrable Shares then held by each such Holder; provided that any such amount thereby allocated to each such Holder that exceeds such Holder’s request shall be reallocated among the other Holders in like manner, as applicable; and (B) second, to the other Persons proposing to sell securities in such Underwritten Shelf Takedown, if any; provided, however, that the number of Registrable Shares to be included in such Underwritten Shelf Takedown shall not be reduced unless all other securities are entirely excluded from such Underwritten Shelf Takedown.

(f) Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such underwritten offering, the Takedown Holder shall have the right to withdraw from such offering for any or no reason whatsoever upon written notification to PubCo of their intention to withdraw from such offering; provided, however, that upon the withdrawal of an amount of Registrable Shares that results in the remaining amount of Registrable Shares to be included in such offering being less than the Minimum Amount, PubCo may cease all efforts to complete the offering and, for the avoidance of doubt, if such efforts are ceased, such offering shall not be counted as an Underwritten Shelf Takedown for the purpose of this Section 2.1.

2.2 Selection of Underwriter. The Holders of at least a majority of the Registrable Shares being sold in any Underwritten Shelf Takedown shall have the right to select the underwriter or underwriters to administer such Underwritten Shelf Takedown; provided that such underwriter or underwriters shall be reasonably acceptable to PubCo.

2.3 Block Trades.

(a) Notwithstanding anything contained in this Section 2, in the event of a sale of Registrable Shares in an underwritten transaction requiring the involvement of PubCo but not involving any “road show” and which is commonly known as a “block trade” (a “Block Trade”), (1) the Takedown Holder shall (i) give at least five (5) Business Days prior notice in writing (the “Block Trade Notice”) of such transaction to PubCo and (ii) identify the potential underwriter(s) in such notice with contact information for such underwriter(s); and (2) PubCo shall cooperate with such requesting Holder or Holders to the extent it is reasonably able to effect such Block Trade. Any Block Trade shall be for at least $25 million in expected gross proceeds. PubCo shall not be required to effectuate more than two Block Trades in any 12-month period. For the avoidance of doubt, a Block Trade shall not constitute an Underwritten Shelf Takedown. The Holders of at least a majority of the Registrable Shares being sold in any Block Trade shall select the underwriter(s) to administer such Block Trade; provided that such underwriter(s) shall be reasonably acceptable to PubCo.

(b) Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade, the Takedown Holder shall have the right to submit a written notice of withdrawal to PubCo of its intention to withdraw from such Block Trade. Notwithstanding anything to the contrary in this Agreement, PubCo shall be responsible for the Registration Expenses incurred in connection with a Block Trade prior to such Takedown Holder’s withdrawal under this Section 2.3(b).

2.4 Other Registration Rights. From and after the date of this Agreement, PubCo shall not, without the prior written consent of (i) EUR and (ii) the Holders (other than EUR) that, in the aggregate, hold not less than a majority in interest of the then outstanding Registrable Shares (not including Registrable Shares held by EUR), enter into any agreement with any holder or prospective holder of any securities of PubCo giving such holder or prospective holder any registration rights that are more favorable, taken as a whole, than the registration rights granted to the Holders hereunder or otherwise subordinate the rights granted to the Holders hereunder, in each case unless PubCo shall also give such rights to such Holders.

SECTION 3. INCIDENTAL OR “PIGGY-BACK” REGISTRATION.

3.1 Piggy-Back Rights. If PubCo proposes to (a) file a registration statement under the Securities Act with respect to an offering of its Shares, whether to be sold by PubCo or by one or more selling security holders, other than a registration statement (i) on Form S-8 or any successor form to Form S-8 or in connection with any employee or director welfare, benefit or compensation plan, (ii) in connection with an exchange offer or an offering of securities exclusively to existing security holders of PubCo or its subsidiaries, (iii) for an offering of debt that is convertible into Shares, or (iv) relating to a transaction pursuant to Rule 145 under the Securities Act, or (b) consummate an underwritten offering for its own account or for the account of shareholders of the Company (other than pursuant to the terms of this Agreement), PubCo shall give written notice of the proposed registration to all Holders holding Registrable Shares as soon as practicable (but in the case of filing a registration statement, at least 10 calendar days prior to the filing of such registration statement). Each Holder holding Registrable Shares shall have the right to request that all or any part of its Registrable Shares be included by giving written notice to PubCo within (x) five calendar days in the case of filing a registration statement and (y) two calendar days in the case of an underwritten offering (unless such offering is an overnight or bought underwritten offering, then one calendar day), in each case after receipt of the foregoing notice by PubCo. Subject to the provisions of Sections 3.2, 3.3 and 6.2, PubCo will include all such Registrable Shares requested to be included by the Holders in the Piggyback Registration Statement. For purposes of this Agreement, any registration statement or prospectus of PubCo in which Registrable Shares are included pursuant to this Section 3 shall be referred to as a “Piggyback Registration Statement.”

3.2 Withdrawal of Exercise of Rights. If, at any time after giving written notice of its intention to register any securities and, if applicable, prior to the effective date of the Piggyback Registration Statement filed in connection with such registration, PubCo or any other holder of securities that initiated such registration (an “Initiating Holder”) shall determine for any reason not to proceed with the proposed registration, PubCo may at its election (or the election of such Initiating Holder(s), as applicable) give written notice of such determination to the Holders and thereupon shall be relieved of its obligation to register any Registrable Shares in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith). Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration Statement for any or no reason whatsoever upon written notification to PubCo and the underwriter or underwriters (if any) of its intention to withdraw from such Piggyback Registration Statement prior to, as applicable, the effectiveness of the Piggyback Registration Statement or the launch of the underwritten offering with respect to such Piggyback Registration Statement.

3.3 Cutback in Connection with Underwritten Offerings. If a registration pursuant to this Section 3 involves an underwritten offering and the managing underwriter advises PubCo in writing that, in its opinion, the number of securities which PubCo and the Holders of the Registrable Shares and any other Persons intend to include in such registration exceeds the largest number of securities that can be sold in such offering without having an adverse effect on such offering (including the price at which such securities can be sold), then the number of such securities to be included in such registration shall be reduced to such extent, and PubCo will include in such registration such maximum number of securities as follows:

(a) If the registration is undertaken for PubCo’s account, (i) first, all of the securities PubCo proposes to sell for its own account, if any; provided that the registration of such securities was initiated by PubCo with respect to securities intended to be registered for sale for its own account; (ii) second, such number of Registrable Shares requested to be included in such registration by the Holders which, in the opinion of such managing underwriter can be sold without having the adverse effect described above, which number of Registrable Shares shall be allocated pro rata among such Holders on the basis of the relative number of Registrable Shares then held by each such Holder; provided that any such amount thereby allocated to each such Holder that exceeds such Holder’s request shall be reallocated among the other Holders in like manner, as applicable; and (iii) third, the securities any other selling stockholders propose to sell in such registration; or

(b) If the registration is pursuant to a request by Persons other than PubCo, (i) first, such number of Registrable Shares requested to be included in such registration by the Holders which, in the opinion of such managing underwriter can be sold without having the adverse effect described above, which number of Registrable Shares shall be allocated pro rata among such Holders on the basis of the relative number of Registrable Shares then held by each such Holder; provided that any such amount thereby allocated to each such Holder that exceeds such Holder’s request shall be reallocated among the other Holders in like manner, as applicable; (ii) second, such number of securities PubCo proposes to sell for its own account; and (iii) third, the securities any other selling stockholders propose to sell in such registration.

3.4 Selection of Underwriter. Except to the extent Section 2.1 applies, Registrable Shares proposed to be registered and sold under this Section 3 pursuant to an underwritten offering for the account of the Holders holding Registrable Shares shall be sold to prospective underwriters selected by PubCo; provided that such underwriter or underwriters shall be reasonably acceptable to the Holders participating in such offering, and on the terms and subject to the conditions of one or more underwriting agreements negotiated between PubCo, the Holders participating in such offering and any other holders demanding registration and the prospective underwriters.

SECTION 4. opt-out notices

4.1 Opt-Out Notices. Any Holder may deliver written notice (an “Opt-Out Notice”) to PubCo requesting that such Holder not receive notice from PubCo of the proposed filing of any Piggyback Registration Statement pursuant to Section 3.1, the withdrawal of any Piggyback Registration Statement pursuant to Section 3.2 or any Suspension Event pursuant to Section 5.1; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), (i) PubCo shall not deliver any such notice to such Holder pursuant to Section 3.1, 3.2 or 5.1, as applicable, and such Holder shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to a Holder’s intended use of an effective Registration Statement, such Holder will notify PubCo in writing at least two Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 4.1 and the related suspension period remains in effect), PubCo will so notify such Holder, within one Business Day of such Holder’s notification to PubCo, by delivering to such Holder a copy of such previous notice of Suspension Event, and thereafter will provide such Holder with the related notice of the conclusion of such Suspension Event immediately upon its availability.

SECTION 5. Suspension of Offering; Restrictions on registration rights

5.1 Suspension of Offering. Notwithstanding the provisions of Section 2 or 3, PubCo shall be entitled to postpone the effectiveness of a Registration Statement, and from time to time to require Holders not to sell under a Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by PubCo or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Board reasonably believes, upon the advice of legal counsel, would require additional disclosure by PubCo in a Registration Statement of material information that PubCo has a bona fide business purpose for keeping confidential and the non-disclosure of which in a Registration Statement would be expected, in the reasonable determination of the Board, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that PubCo may not delay or suspend a Registration Statement on more than two occasions or for more than 60 consecutive calendar days in each case during any 12-month period. Upon receipt of any written notice from PubCo of the occurrence of any Suspension Event during the period that a Registration Statement is effective or if as a result of a Suspension Event a Registration Statement or related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of a Prospectus) not misleading, each Holder agrees that (i) it will immediately discontinue offers and sales of the Registrable Shares under the Registration Statement until the Holder receives copies of a supplemental or amended Prospectus (which PubCo agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by PubCo that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by PubCo in accordance with Section 10.1 unless otherwise required by law or subpoena. If so directed by PubCo, each Holder will deliver to PubCo or, in each such Holder’s sole discretion destroy, all copies of the Prospectus covering the Registrable Shares in such Holder’s possession. For the avoidance of doubt, PubCo may in any event delay or suspend the effectiveness of a Registration Statement, and from time to time require Holders not to sell under a Registration Statement or to suspend the effectiveness thereof in the case of an event described under Section 6.1(vi) to enable it to comply with its obligations set forth in Section 6.1(vii).

SECTION 6. Registration Procedures

6.1 Obligations of PubCo. When PubCo is required to effect the registration of Registrable Shares under the Securities Act pursuant to this Agreement, PubCo shall:

(i) use commercially reasonable efforts to register or qualify the Registrable Shares by the time the applicable Registration Statement is declared effective by the SEC under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder may reasonably request in writing, to keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective pursuant to this Agreement, and to do any and all other similar acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition of the Registrable Shares owned by the Holders in each such jurisdiction; provided, however, that PubCo shall not be required to (A) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Agreement, (B) take any action that would cause it to become subject to any taxation in any jurisdiction where it would not otherwise be subject to such taxation or (C) take any action that would subject it to the general service of process in any jurisdiction where it is not then so subject;

(ii) prepare and file with the SEC such amendments and supplements as to the Registration Statement and the Prospectus used in connection therewith as may be necessary (A) to keep such Registration Statement effective and (B) to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Shares covered by such Registration Statement, in each case for such time as is contemplated in the applicable provisions above;

(iii) promptly furnish, without charge, to the Holders such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits), and the Prospectus included in such Registration Statement (including each preliminary Prospectus) in conformity with the requirements of the Securities Act, the documents incorporated by reference in such Registration Statement or Prospectus, and such other documents as the Holders may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the Holders;

(iv) promptly notify the Holders: (A) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (B) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose, (C) of any delisting or pending delisting of the Shares by any national securities exchange or market on which the Shares are then listed or quoted, and (D) of the receipt by PubCo of any notification with respect to the suspension of the qualification of any Registrable Shares for sale under the securities or “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose;

(v) use commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement, and, if any such order suspending the effectiveness of a Registration Statement is issued, shall promptly use commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible moment;

(vi) until the expiration of the period during which PubCo is required to maintain the effectiveness of the applicable Registration Statement as set forth in the applicable sections hereof, promptly notify the Holders: (A) of the existence of any fact of which PubCo is aware or the happening of any event that has resulted, or could reasonably be expected to result, in (x) the Registration Statement, as is then in effect, containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading or (y) the Prospectus included in such Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading, and (B) of PubCo’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment;

(vii) if any event or occurrence giving rise to an obligation of PubCo to notify the Holders pursuant to Section 6.1(vi) takes place, subject to Section 5.1, PubCo shall prepare and, to the extent the exemption from prospectus delivery requirements in Rule 172 under the Securities Act is not available, furnish to the Holders a reasonable number of copies of a supplement or post-effective amendment to such Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document, and shall use commercially reasonable efforts to have such supplement or amendment declared effective, if required, as soon as practicable following the filing thereof, so that (A) such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(viii) use commercially reasonable efforts to cause all such Registrable Shares to be listed or quoted on the national securities exchange or market on which the Shares are then listed or quoted, if the listing or quotation of such Registrable Shares is then permitted under the rules of such national securities exchange or market;

(ix) if requested by any Holder participating in an offering of Registrable Shares, as soon as practicable after such request, but in no event later than five calendar days after such request, incorporate in a prospectus supplement or post-effective amendment such information concerning the Holder or the intended method of distribution as the Holder reasonably requests to be included therein and is reasonably necessary to permit the sale of the Registrable Shares pursuant to the Registration Statement, including information with respect to the number of Registrable Shares being sold, the purchase price being paid therefor and any other material terms of the offering of the Registrable Shares to be sold in such offering; provided, however, that PubCo shall not be obligated to include in any such prospectus supplement or post-effective amendment any requested information that is not required by the rules of the SEC and is unreasonable in scope compared with PubCo’s most recent prospectus or prospectus supplement used in connection with a primary or secondary offering of equity securities by PubCo;

(x) in connection with the preparation and filing of any Registration Statement, PubCo will give the Holders offering and selling thereunder and their respective counsels a reasonable amount of time to review and provide comments on such Registration Statement, each Prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto (other than amendments or supplements that do not make any material change in the information related to PubCo), and give each of them reasonable access to its books and records and such opportunities to discuss the business of PubCo and its subsidiaries with its officers, its counsel and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Holder’s and such underwriters’ respective counsel, to conduct a reasonable due diligence investigation within the meaning of the Securities Act;

(xi) provide a transfer agent and registrar, which may be a single entity, and a CUSIP number for the Registrable Shares not later than the effective date of the first Registration Statement filed hereunder;

(xii) cooperate with the Holders who hold Registrable Shares being offered to facilitate the timely preparation and delivery of certificates for the Registrable Shares to be offered pursuant to the applicable Registration Statement and enable such certificates for the Registrable Shares to be in such denominations or amounts as the case may be, as the Holders may reasonably request, and, within two Business Days after a Registration Statement which includes Registrable Shares is ordered effective by the SEC, PubCo shall deliver, or shall cause legal counsel selected by PubCo to deliver, to the transfer agent for the Registrable Shares (with copies to the Holders whose Registrable Shares are included in such Registration Statement) an appropriate instruction and opinion of such counsel;

(xiii) enter into an underwriting agreement in customary form and substance reasonably satisfactory to PubCo, the Holders and the managing underwriter or underwriters of the public offering of Registrable Shares, if the offering is to be underwritten, in whole or in part; provided that the Holders may, at their option, require that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Holders. The Holders shall not be required to make any representations or warranties to or agreement with PubCo or the underwriters other than representations, warranties or agreements regarding the Holders and their intended method of distribution and any other representation or warranty required by law. PubCo shall cooperate and participate in the marketing of Registrable Shares, including participating in customary “roadshow” presentations, as the managing underwriters may reasonably request; provided that PubCo shall not be required to participate in any such presentation in connection with an offering of Registrable Shares for anticipated aggregate gross proceeds of less than $100 million; provided further that PubCo and members of its management team will participate in customary investor conference calls related to a contemplated public offering of Registrable Shares (including any Block Trade) reasonably requested by the managing underwriters without regard to the anticipated aggregate gross proceeds of such contemplated offering;

(xiv) furnish, at the request of a Holder on the date that any Registrable Shares are to be delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such Shares are being sold through underwriters, or, if such Shares are not being sold through underwriters, on the date that the Registration Statement with respect to such Shares becomes effective, (A) an opinion, dated such date, of the counsel representing PubCo for the purposes of such registration, in form and substance as is customarily given to underwriters, if any, to such Holder and (B) a letter dated such date, from the independent certified public accountants of PubCo who have certified PubCo’s financial statements included in such Registration Statement, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to such Holder;

(xv) make available to the Holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month of the first fiscal quarter after the effective date of the applicable Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder; provided that such requirement will be deemed to be satisfied if PubCo timely files complete and accurate information on Forms 10-K, 10-Q and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act or any successor rule thereto; and

(xvi) take all other commercially reasonable actions necessary to expedite and facilitate disposition by the Holders of the Registrable Shares pursuant to the applicable Registration Statement.

6.2 Obligations of the Holders. In connection with any Registration Statement utilized by PubCo to satisfy the provisions of this Agreement, each Holder agrees to reasonably cooperate with PubCo in connection with the preparation of the Registration Statement, and each Holder agrees that such cooperation shall include (i) responding within five Business Days to any written request by PubCo to provide or verify information regarding the Holder or the Holder’s Registrable Shares (including the proposed manner of sale) that may be required to be included in any such Registration Statement pursuant to the rules and regulations of the SEC, and (ii) providing in a timely manner information regarding the proposed distribution by the Holder of the Registrable Shares and such other information as may be requested by PubCo from time to time in connection with the preparation of and for inclusion in any Registration Statement and related Prospectus.

6.3 Participation in Underwritten Registrations. No Holder may participate in any underwritten registration, Underwritten Shelf Takedown or Block Trade hereunder unless such Holder (i) agrees to sell his or its Registrable Shares on the basis provided in the applicable underwriting arrangements (which shall include a customary form of underwriting agreement, which shall provide that the representations and warranties by, and the other agreements on the part of, PubCo to and for the benefit of the underwriters shall also be made to and for the benefit of the participating Holders) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents in customary form as reasonably required under the terms of such underwriting arrangements; provided, however, that, in the case of each of (i) and (ii) above, if the provisions of such underwriting arrangements, or the terms or provisions of such questionnaires, powers of attorney, indemnities, underwriting agreements or other documents, are less favorable in any respect to such Holder than to any other Person or entity that is party to such underwriting arrangements, then PubCo shall use commercially reasonable best efforts to cause the parties to such underwriting arrangements to amend such arrangements so that such Holder receives the benefit of any provisions thereof that are more favorable to any other Person or entity that is party thereto. If any Holder does not approve of the terms of such underwriting arrangements, such Holder may elect to withdraw from such offering by providing written notice to PubCo and the underwriter.

6.4 Offers and Sales. All offers and sales by a Holder under any Registration Statement shall be completed within the period during which the Registration Statement is required to remain effective pursuant to the applicable provision above and not the subject of any stop order, injunction or other order of the SEC. Upon expiration of such period, no Holder will offer or sell the Registrable Shares under the Registration Statement. If directed in writing by PubCo, each Holder will return or, in each such Holder’s sole discretion destroy, all undistributed copies of the applicable Prospectus in its possession upon the expiration of such period.

6.5 Lockup. In connection with any underwritten public offering of securities of PubCo, each Holder agrees (a “Lock-Up Agreement”) not to effect any sale or distribution, including any sale pursuant to Rule 144, of any Registrable Shares, and not to effect any sale or distribution of other securities of PubCo or of any securities convertible into or exchangeable or exercisable for any other securities of PubCo (in each case, other than as part of such underwritten public offering), in each case, during the seven calendar days prior to, and during such period as the managing underwriter may require (not to exceed 90 calendar days) (or such other period as may be requested by the managing underwriter to comply with regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4), or any successor provisions or amendments thereto)) beginning on, the closing date of the sale of such securities pursuant to such an effective registration statement, except as part of such registration; provided that all executive officers and directors of PubCo are bound by and have entered into substantially similar Lock-Up Agreements; and provided further that the foregoing provisions shall only be applicable to such Holders if all such Holders, officers and directors are treated similarly with respect to any release prior to the termination of the lock-up period such that if any such Holders, officers and directors are released, then all Holders shall also be released to the same extent on a pro rata basis. In the event that all or any portion of the provisions of this Section 6.5 is waived with respect to the Sponsor, such provisions of this Section 6.5 shall also be waived with respect to all such Holders. Each Holder agrees to execute a customary Lock-Up Agreement in favor of the underwriters to such effect (in such case on substantially the same terms as all such Holders).

SECTION 7. INDEMNIFICATION; CONTRIBUTION

7.1 Indemnification by PubCo. PubCo agrees to indemnify and hold harmless, to the extent permitted by law, each Holder and each Person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any of their partners, members, managers, officers, directors, trustees, employees or representatives, as follows:

(i) against any and all loss, liability, claim, damage, judgment and expenses, as incurred (including reasonable and documented fees and disbursements of outside counsel to such Holders), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) pursuant to which the Registrable Shares were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus (within the meaning of Rule 433 of the Securities Act, and together with any preliminary Prospectus and other information conveyed to the purchaser of Registrable Shares at the time of sale (as such terms are used in Rule 159(a) of the Securities Act), the “General Disclosure Package”), the General Disclosure Package, or any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage, judgment and expenses, as incurred (including reasonable and documented fees and disbursements of outside counsel to such Holders), and to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, any such alleged untrue statement or omission, or any such violation or alleged violation, if such settlement is effected with the prior written consent of PubCo (which consent shall not be unreasonably withheld or delayed); and

(iii) against expenses, as incurred (including reasonable and documented fees and disbursements of outside counsel to such Holders), reasonably incurred in investigating, preparing, defending against or participating in (as a witness or otherwise) any litigation, arbitration, action, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim based upon any such untrue statement or omission, any such alleged untrue statement or omission or any such violation or alleged violation, to the extent that any such expense is not paid under subparagraph (i), (ii) or (iii) above;

provided, however, that the indemnity provided pursuant to Sections 7.1 through 7.3 does not apply to any Holder with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in strict conformity with written information furnished to PubCo by such Holder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), or (B) such Holder’s failure to deliver an amended or supplemental Prospectus furnished to such Holder by PubCo, if required by law to have been delivered, if such loss, liability, claim, damage, judgment or expense would not have arisen had such delivery occurred.

7.2 Indemnification by Holder. Each Holder severally and not jointly agrees to indemnify and hold harmless PubCo, and each of its directors and officers (including each director and officer of PubCo who signed a Registration Statement), and each Person, if any, who controls PubCo within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

(i) against any and all loss, liability, claim, damage, judgment and expenses, as incurred (including reasonable and documented fees and disbursements of outside counsel), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) pursuant to which the Registrable Shares of such Holder were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus (within the meaning of Rule 433 of the Securities Act), the General Disclosure Package, or any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage, judgment and expenses, as incurred (including reasonable and documented fees and disbursements of outside counsel), and to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the prior written consent of such Holder; and

(iii) against expenses, as incurred (including reasonable and documented fees and disbursements of outside counsel), reasonably incurred in investigating, preparing, defending or participating in (as a witness or otherwise) against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that a Holder shall only be liable under the indemnity provided pursuant to Sections 7.1 through 7.3 with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in strict conformity with written information furnished to PubCo by such Holder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or (B) such Holder’s failure to deliver an amended or supplemental Prospectus furnished to such Holder by PubCo, if required by law to have been delivered, if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred. Notwithstanding the provisions of Sections 7.1 through 7.3, a Holder and any permitted assignee shall not be required to indemnify PubCo, its officers, directors or control persons with respect to any amount in excess of the amount of the aggregate net cash proceeds received by such Holder or such permitted assignee, as the case may be, from sales of the Registrable Shares of such Holder under the Registration Statement that is the subject of the indemnification claim.

7.3 Conduct of Indemnification Proceedings. An indemnified party hereunder (the “Indemnified Party”) shall give reasonably prompt written notice to the indemnifying party (the “Indemnifying Party”) of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the Indemnifying Party (i) shall not relieve it from any liability which it may have under the indemnity provisions of Section 7.1 or 7.2 above, unless and only to the extent it did not otherwise learn of such action and the lack of notice by the Indemnified Party results in the forfeiture by the Indemnifying Party of substantial rights and defenses, and (ii) shall not, in any event, relieve the Indemnifying Party from any obligations to any Indemnified Party other than the indemnification obligation provided under Section 7.1 or 7.2 above. If the Indemnifying Party so elects within a reasonable time after receipt of such notice, the Indemnifying Party may assume the defense of such action or proceeding at such Indemnifying Party’s own expense with counsel chosen by the Indemnifying Party and approved by the Indemnified Party, which approval shall not be unreasonably withheld or delayed; provided, however, that the Indemnifying Party will not settle, compromise or consent to the entry of any judgment with respect to any such action or proceeding without the prior written consent of the Indemnified Party, unless such settlement, compromise or consent secures the unconditional release of the Indemnified Party; and provided further, that, if the Indemnified Party reasonably determines that a conflict of interest exists where it is advisable for the Indemnified Party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to the Indemnified Party which are different from or in addition to those available to the Indemnifying Party, then the Indemnifying Party shall not be entitled to assume such defense and the Indemnified Party shall be entitled to separate counsel at the Indemnifying Party’s expense. If the Indemnifying Party is not entitled to assume the defense of such action or proceeding as a result of the second proviso to the preceding sentence, the Indemnifying Party’s counsel shall be entitled to conduct the Indemnifying Party’s defense and counsel for the Indemnified Party shall be entitled to conduct the defense of the Indemnified Party, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible. If the Indemnifying Party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the Indemnifying Party will pay the reasonable and documented out-of-pocket fees and expenses of counsel for the Indemnified Party. In such event, however, the Indemnifying Party will not be liable for any settlement effected without the written consent of the Indemnifying Party. If an Indemnifying Party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, the Indemnifying Party shall not be liable for any fees and expenses of counsel for the Indemnified Party incurred thereafter in connection with such action or proceeding.

7.4 Contribution.

(i) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Sections 7.1 through 7.3 is for any reason held to be unenforceable by the Indemnified Party although applicable in accordance with its terms, the Indemnified Party and the Indemnifying Party shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Indemnified Party and the Indemnifying Party, in such proportion as is appropriate to reflect the relative fault of the Indemnified Party on the one hand and the Indemnifying Party on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, or expenses. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the Indemnifying Party or the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.

(ii) The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7.4, a Holder shall not be required to contribute any amount (together with the amount of any indemnification payments made by such Holder pursuant to Section 7.2) in excess of the amount of the aggregate net cash proceeds received by such Holder from sales of the Registrable Shares of such Holder under the Registration Statement that is the subject of the indemnification claim.

(iii) Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7.4, each Person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any of their partners, members, officers, directors, trustees, employees or representatives, shall have the same rights to contribution as such Holder, and each director of PubCo, each officer of PubCo who signed a Registration Statement and each Person, if any, who controls PubCo within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as PubCo.

SECTION 8. EXPENSES

8.1 Expenses. PubCo will pay all Registration Expenses in connection with each registration of Registrable Shares pursuant to Section 2 or 3. Each Holder shall be responsible for the payment of any and all brokerage and sales discounts, underwriting commissions and marketing costs, fees and disbursements of the Holder’s counsel, accountants and other advisors, and any transfer taxes relating to the sale or disposition of the Registrable Shares by such Holder pursuant to any Registration Statement or otherwise.

SECTION 9. Reporting obligations

9.1 Reporting Obligations. As long as any Holder shall own Registrable Shares, PubCo, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed PubCo after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. PubCo further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Shares held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the SEC), including providing any legal opinions. Upon the request of any Holder, PubCo shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

SECTION 10. CONFIDENTIALITY

10.1 Confidentiality. To the extent that the information and other material in connection with the registration rights contemplated in this Agreement (in any case, whether furnished before, on or after the date hereof) constitutes or contains confidential business, financial or other information of PubCo or the Holders or their respective Affiliates, each party hereto covenants for itself and its directors, officers, employees and shareholders that it shall use due care to prevent its officers, directors, partners, employees, counsel, accountants and other representatives from disclosing such information to Persons other than to their respective authorized employees, counsel, accountants, advisers, shareholders, partners, limited partners or members (or proposed shareholders, partners, limited partners or members or advisers of such Persons), and other authorized representatives, in each case, so long as such Person agrees to keep such information confidential in accordance with the terms hereof; provided, however, that each Holder or PubCo may disclose or deliver any information or other material disclosed to or received by it should such Holder or PubCo be advised by its counsel that such disclosure or delivery is required by law, regulation or judicial or administrative order or process and in any such instance the Holder or PubCo, as the case may be, making such disclosure shall use reasonable efforts to consult with PubCo prior to making any such disclosure. Notwithstanding the foregoing, a Holder will be permitted to disclose any information or other material disclosed to or received by it hereunder and not be required to provide the aforementioned notice, if such disclosure is in connection with (i) such Holder’s reporting obligations pursuant to Section 13 or Section 16 of the Exchange Act or (ii) a routine audit by a regulatory or self-regulatory authority that maintains jurisdiction over the Holder; provided, however, that such Holder agrees, in the case of (ii) in the preceding clause, to undertake to file an appropriate request seeking to have any information disclosed in connection with such routine audit treated confidentially. For purposes of this Section 10.1, “due care” means at least the same level of care that such Holder would use to protect the confidentiality of its own sensitive or proprietary information. This Section 10.1 shall not apply to information that is or becomes publicly available (other than to a Person who by breach of this Agreement has caused such information to become publicly available).

SECTION 11. MISCELLANEOUS

11.1 Waivers. No waiver by a party hereto shall be effective unless made in a written instrument duly executed by the party against whom such waiver is sought to be enforced, and only to the extent set forth in such instrument. Neither the waiver by any of the parties hereto of a breach or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

11.2 Notices. Notices to PubCo and to the Holders shall be sent to their respective addresses as set forth on Schedule I attached to this Agreement. PubCo or any Holder may require notices to be sent to a different address by giving notice to the other parties in accordance with this Section 11.2. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given upon receipt if and when delivered personally, sent by facsimile transmission (the confirmation being deemed conclusive evidence of such delivery), by email (upon successful transmission to the addressee) or by courier service or five calendar days after being sent by registered or certified mail (postage prepaid, return receipt requested), to such parties at such address.

11.3 Public Announcements and Other Disclosure. No Holder shall make any press release, public announcement or other disclosure with respect to this Agreement without obtaining the prior written consent of PubCo, except as permitted pursuant to Section 10.1 or as may be required by law or by the regulations of any securities exchange or national market system upon which the securities of any such Holder shall be listed or quoted; provided, that in the case of any such disclosure required by law or regulation, the Holder making such disclosure shall use all reasonable efforts to consult with PubCo prior to making any such disclosure.

11.4 Headings and Interpretation. All section and subsection headings in this Agreement are for convenience of reference only and are not intended to qualify the meaning, construction or scope of any of the provisions hereof. The Holders hereby disclaim any defense or assertion in any litigation or arbitration that any ambiguity herein should be construed against the draftsman.

11.5 Entire Agreement; Amendment. This Agreement (including all schedules) constitutes the entire and only agreement among the parties hereto concerning the subject matter hereof and thereof, and supersedes any prior agreements or understandings concerning the subject matter hereof and thereof. From and after the Effective Date, the provisions of the Initial Agreement granting registration rights to the Holders party thereto are superseded and replaced in their entirety with this Agreement. Any oral statements or representations or prior written matter with respect thereto not contained herein shall have no force and effect. Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by (i) PubCo, (ii) EUR and (iii) the Holders (other than EUR) that, in the aggregate, hold not less than a majority in interest of the then remaining Registrable Shares (not including Registrable Shares held by EUR); provided further that no provision of this Agreement may be amended or modified unless any and each Holder adversely affected by such amendment or modification in a manner different than other Holders has expressly consented in writing to such amendment or modification.

11.6 Assignment; Successors and Assigns. This Agreement and the rights granted hereunder may not be assigned by any Holder without the written consent of PubCo; provided, however, that the rights to cause PubCo to register Registrable Shares pursuant to this Agreement may be assigned by a Holder to a Permitted Transferee of such Holder’s Registrable Shares; provided that such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement. This Agreement may not be assigned by PubCo without the prior written consent of EUR. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, their successors, heirs, legatees, devisees, permitted assigns, legal representatives, executors and administrators, except as otherwise provided herein.

11.7 Saving Clause. If any provision of this Agreement, or the application of such provision to any Person or circumstance, is held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid, shall not be affected thereby. If the operation of any provision of this Agreement would contravene the provisions of any applicable law, such provision shall be void and ineffectual. In the event that applicable law is subsequently amended or interpreted in such a way to make any provision of this Agreement that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment.

11.8 Counterparts. This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all the parties hereto, even though all parties are not signatory to the original or the same counterpart.

11.9 Representations. Each of the parties hereto, as to itself only, represents that this Agreement has been duly authorized and executed by it and that all necessary corporate actions have been taken by it in order for this Agreement to be enforceable against it under all applicable laws. Each party hereto, as to itself only, further represents that all Persons signing this Agreement on such party’s behalf have been duly authorized to do so.

11.10 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION.

11.11 Specific Performance. The parties hereto agree that irreparable damage would occur in the event the provisions of this Agreement were not performed in accordance with the terms hereof, and that the Holders and PubCo shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

11.12 No Third Party Beneficiaries. It is the explicit intention of the parties hereto that no Person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

11.13 General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender or neuter form herein shall be deemed to include the other gender and the neuter form;

(ii) references herein to “Sections”, “subsections,” “paragraphs”, and other subdivisions without reference to a document are to designated Sections, paragraphs and other subdivisions of this Agreement;

(iii) a reference to a paragraph without further reference to a Section is a reference to such paragraph as contained in the same Section in which the reference appears, and this rule shall also apply to other subdivisions;

(iv) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(v) the term “include”, includes” or “including” shall be deemed to be followed by the words “without limitation”.

11.14 Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) the 10th anniversary of the date of this Agreement, (b) the mutual written agreement of each of the parties hereto to terminate this Agreement or (c) such date as no Registrable Shares remain outstanding.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SPAC:

SIZZLE ACQUISITION CORP.

By:
Name:
Title:

PUBCO:

Critical Metals Corp.

By:
Name:	Michael John Hanson
Title:	Authorized Person

HOLDERS:

VO Sponsor, LLC

By:
Name:
Title:

EUR:

EXECUTED by EUROPEAN LITHIUM LIMITED (ACN 141 450 624) in accordance with the requirements of section 127 of the Corporations Act 2001 (Cth) by:

By:
Name:	Tony Sage
Title:	Executive Chairman

By:
Name:	Melissa Chapman
Title:	Company Secretary

SCHEDULE I

PUBCO:

Critical Metals Corp.

c/o Maples Corporate Services (BVI) Limited

Kingston Chambers

PO Box 173

Road Town

Tortola

British Virgin Islands

with a required copy to (which copy shall not constitute notice):

White & Case LLP
609 Main Street, Suite 2900
Houston, TX 77002

Attn: Jason A. Rocha

Email: jason.rocha@whitecase.com

SPONSOR:

VO Sponsor, LCC

c/o Sizzle Acquisition Corp.

4201 Georgia Avenue NW

Washington DC 20011

Attn:Steve Salis

Email:ssalis@salisholdings.com

with a required copy to (which copy shall not constitute notice):

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

Attn: Douglas Ellenoff, Esq., Stuart Neuhauser, Esq., and Matthew A. Gray, Esq.

EUR:

European Lithium Limited

32 Harrogate Street

West Leederville, Western Australia, 6007

Attn: Tony Sage

Email: TonyS@cyclonemetals.com

Email: [●

with a required copy to (which copy shall not constitute notice):

White & Case LLP
609 Main Street, Suite 2900
Houston, TX 77002

Attn: Jason A. Rocha

Email: jason.rocha@whitecase.com

HOLDERS:

[______________]:

[______________]

c/o [______________]

[______________]

[______________]

[______________]:

[______________]

c/o [______________]

[______________]

[______________]

[______________]:

[______________]

c/o [______________]

[______________]

[______________]

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